SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[X]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-12

                              Pinnacle Data Systems, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:


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      4) Date Filed: ____________________________

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                      [LOGO OF PINNACLE DATA SYSTEMS, INC.]

                                                                  April 20, 2005

                              TIME IS RUNNING OUT!
                         PLEASE SUBMIT YOUR VOTE TODAY!

Dear Fellow Shareholder:

Proxy materials relating to the Annual Meeting of Shareholders for Pinnacle Data Systems, Inc. to be held on May 5, 2005 were mailed to you recently. Our latest records indicate that we have not received your proxy card.

The proposals set forth in the proxy statement dated March 7, 2005, are believed to be in the best interest of the Company and its shareholders. Accordingly, your Board of Directors recommends a vote FOR all proposals.

Regardless of the number of shares you own, it is important that they are represented at the meeting.

If you have not mailed your proxy card, please take a moment to promptly sign, date and mail the enclosed duplicate proxy card in the return envelope provided for your convenience.

If you have already mailed your proxy card, please disregard this letter and accept our thanks.

We hope you will join us for our Annual Shareholder's Meeting in Grove City, Ohio on May 5, 2005.

                                                             Very truly yours,

                                                             /s/ John D. Bair
                                                             -------------------
                                                             John D. Bair
                                                             Chairman and CEO